Exhibit 99.1

Regional Health Properties, Inc. Reports Sale of Skilled Nursing Facility

Atlanta, GA (November 10, 2025) - Regional Health Properties, Inc. (“Regional,” the “Company,” “we,” “us” or “our”) (OTCQB: RHEP) (OTCQB: RHEPA) (OTCQB: RHEPB) (OTCQB: RHEPZ) today announced the completion of the sale of the Coosa Valley Health and Rehab facility (the “Coosa Valley facility”) located in Glencoe, Alabama by its subsidiary Coosa Nursing ADK LLC to an unaffiliated company for $10.6 million. A gain on the sale of the property of approximately $3.7 million is expected to be reported in Regional’s results for the quarter ending December 31, 2025. Debt of approximately $4.9 million was repaid at closing. Cash of approximately $4.7 million was received at closing, after payments of $0.6 million of transaction expenses (including operations adjustments) and $0.4 million deposited into escrow accounts for unresolved tax liabilities related to the Coosa Valley facility. Regional anticipates that a portion of the escrowed funds will be released back to the Company. The Company intends to use the remaining proceeds received at closing for general corporate and other purposes.

Brent Morrison, Regional’s President, Chief Executive Officer, and Chairman, commented, “We ran a competitive sales process and are pleased with the results. We look to use the new cash proceeds opportunistically to create shareholder value.”

About Regional Health Properties, Inc.

Regional Health Properties, Inc., headquartered in Atlanta, Georgia, is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care. For more information, visit https://www.regionalhealthproperties.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, its business, operations and financial performance; expected gain on sale; use of sales proceeds; receipt of escrowed funds; and future strategy.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: our dependence on the operating success of our operators; the amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; increases in market interest rates and inflation; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; epidemics or pandemics and the related impact on our tenants, operators and healthcare facilities; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

These forward-looking statements speak only as of the date they are made and Regional does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, Regional’s past results of operations do not necessarily indicate its anticipated future results.

Regional Contact

Brent Morrison, CFA

Chief Executive Officer & President

Regional Health Properties, Inc.

Tel (404) 823-2359

Brent.morrison@regionalhealthproperties.com